================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) July 18, 2003

                             SECURED SERVICES, INC.
             (Exact name of Registrant as specified in its charter)

            Delaware                  001-12536              11-2964894
(State or other jurisdiction of   (Commission File  (IRS Employer Identification
         incorporation)                Number)                  No.)

                     1175 North Service Road West, Suite 214
                        Oakville, Ontario, Canada L6M 2W1
               (Address Of Principal Executive Office) (Zip Code)

        Registrant's telephone number, including area code (905) 339-3439

                          Southern Software Group, Inc.
                          1598 Whitehall Road, Suite E
                            Annapolis, Maryland 21401
          (Former name or former address, if changed since last report)

================================================================================

Item 2. Acquisition or Disposition of Assets

      This Form 8-K/A amends the Current Report on Form 8-K of SecureD Services, Inc. filed on August 4, 2003 regarding the acquisition of the Vacman Enterprise Line of Business of Vasco Data Security International, Inc. and the assumption of certain related liabilities and of certain assets and the assumption of certain liabilities of Dolfin.com, Inc. The sole purpose of this amendment is to provide the financial statements of the businesses acquired as required by Item 7(a) and the pro forma financial information required by Item 7(b), which financial statements and information were excluded from the original filing in reliance on Items 7(a)(4) and 7(b)(2), respectively, of Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)   Financial Statements of Business Acquired.                          Page #

      1.    Vacman Enterprise Line Of Business Of Vasco Data Security
            International, Inc.                                             F-1

          o     Independent Auditors' Report (KPMG LLP)                     F-2

          o     Balance Sheets as of December 31, 2001, 2002 and June       F-3
                30, 2003 (unaudited)

          o     Statements of Operations for the years ended December       F-4
                31, 2001 and 2002 and for the six months ended June
                30, 2002 and 2003 (unaudited)

          o     Statements of Business Net Worth (Deficit) for the years    F-5
                ended December 31, 2001 and 2002 and for the six months ended June 30, 2003 (unaudited)

          o     Statements of Cash Flows for the years ended December       F-6
                31, 2001 and 2002 and for the six months ended June
                30, 2002 and 2003 (unaudited)

          o     Notes to Financial Statements                               F-7

      2.    Selected Business Assets of Dolfin.com, Inc.                    F-12

          o     Balance Sheets as of December 31, 2002 and June 30, 2003    F-13
                (unaudited)

          o     Statements of Operations for the years ended December       F-14
                31, 2001 and 2002 and for the six months ended June
                30, 2002 and 2003 (unaudited)

          o     Statements of Business Net Worth (Deficit) for the years    F-15
                ended December 31, 2001 and 2002 and for the six months ended June 30, 2003 (unaudited)

          o     Statements of Cash Flows for the years ended December       F-16
                31, 2001 and 2002 and for the six months ended June
                30, 2002 and 2003 (unaudited)

          o     Notes to Financial Statements                               F-17

(b)   Pro Forma Financial Information.

          o     Introduction to Pro Forma Financial Information             PF-1

          o     Unaudited Pro Forma Condensed Combined Balance Sheet as
                of December 28, 2002                                        PF-2

          o     Unaudited Pro Forma Condensed Combined Statement of         PF-3
                Operations for the year ended December 28, 2002

          o     Notes to Unaudited Pro Forma Condensed Combined             PF-4
                Financial Statements

(c)   Exhibits.

Exhibit
Number                           Description
------                           -----------

2.1              Agreement and Plan of Merger *
                   Exhibit A - Dolfin Asset Purchase Agreement
                   Exhibit B - VASCO Asset Purchase Agreement
                   Exhibit C - Private Placement Term Sheet
                   Schedules

3.1              Certificate of Amendment *

3.2              Certificate of Merger *

----------
* Previously filed on August 4, 2003 in the Registrant's initial Current Report on Form 8-K.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     SecureD Services, Inc.


Dated: October 1, 2003               By: /s/ King T. Moore
                                         ---------------------------------------
                                          King T. Moore, Chief Executive Officer

  VACMAN ENTERPRISE LINE OF BUSINESS OF VASCO DATA SECURITY INTERNATIONAL, INC.
                          Index to Financial Statements

                                                                           Pages
                                                                           -----

Independent Auditors' Report.............................................   F-2

Balance Sheets as of December 31, 2001, 2002 and June 30, 2003
  (unaudited)............................................................   F-3

Statements of Operations for the years ended December 31, 2001 and 2002 and for the six months ended June 30, 2002 and 2003
   (unaudited)...........................................................   F-4

Statements of Business Net Worth (Deficit) for the years ended
   December 31, 2001 and 2002 and for the six months ended
   June 30, 2003 (unaudited).............................................   F-5

Statements of Cash Flows for the years ended December 31, 2001 and 2002 and for the six months ended June 30, 2002 and 2003
   (unaudited)...........................................................   F-6

Notes to Financial Statements............................................   F-7

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
VASCO Data Security International, Inc.:

We have audited the accompanying balance sheets of VACMAN Enterprise Line of Business ("the Business") of VASCO Data Security International, Inc. ("the Company") as of December 31, 2002 and 2001, and the related statements of operations, business net worth (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Business' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VACMAN Enterprise Line of Business of VASCO Data Security International, Inc. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ KPMG LLP

Chicago, Illinois
September 5, 2003

  VACMAN ENTERPRISE LINE OF BUSINESS OF VASCO DATA SECURITY INTERNATIONAL, INC.
                                 BALANCE SHEETS

                                                                                   December 31,
                                                                            -------------------------        June 30,
                                                                               2001            2002            2003
                                                                            ---------       ---------      -----------
                                                                                                           (unaudited)
Assets
        Current assets
              Accounts receivable                                           $  31,233       $  10,722       $ 363,533
              Prepaid expenses                                                 19,202          12,612           4,950
                                                                            ---------       ---------       ---------
                    Total current assets                                       50,435          23,334         368,483
                                                                            ---------       ---------       ---------

              Property and equipment                                          640,043         640,043         640,043
              Accumulated depreciation                                       (344,054)       (507,718)       (574,345)
                                                                            ---------       ---------       ---------
                 Net property and equipment                                   295,989         132,325          65,698
                                                                            ---------       ---------       ---------

                    Total assets                                            $ 346,424       $ 155,659       $ 434,181
                                                                            =========       =========       =========

Liabilities and Business Net Worth (Deficit)
        Current liabilities
              Accounts payable                                              $   4,483       $     852       $     319
              Accrued expenses                                                 24,764          31,071          52,339
              Deferred revenue                                                332,107          75,721         104,726

                                                                            ---------       ---------       ---------
                    Total current liabilities                                 361,354         107,644         157,384
                                                                            ---------       ---------       ---------

        Business net worth (deficit)                                          (14,930)         48,015         276,797

                                                                            ---------       ---------       ---------
                    Total liabilities and business net worth (deficit)      $ 346,424       $ 155,659       $ 434,181
                                                                            =========       =========       =========

                See accompanying notes to financial statements.

  VACMAN ENTERPRISE LINE OF BUSINESS OF VASCO DATA SECURITY INTERNATIONAL, INC.
                            STATEMENTS OF OPERATIONS

                                                     For the Years               For the Six Months
                                                   Ended December 31,              Ended June 30,
                                             ----------------------------     -------------------------
                                                 2001             2002           2002          2003
                                             -----------       ----------     -----------   -----------
                                                                              (unaudited)   (unaudited)
Revenues
          License fees                       $ 2,018,596       $       --      $     --      $     --
          Support                              1,433,772        1,496,465       921,463       786,843
          Consulting and other                   584,506           46,710        21,594       202,341

                                             -----------       ----------      --------      --------
                  Total revenues               4,036,874        1,543,175       943,057       989,184

Cost of revenues                                 250,312           10,850         6,264        81,904

                                             -----------       ----------      --------      --------
Gross profit                                   3,786,562        1,532,325       936,793       907,280
                                             -----------       ----------      --------      --------

Operating costs:
          Sales and marketing                  3,414,872           49,769        38,191           102

          Research and development             1,618,856          638,028       401,855       212,247

          General and administrative             756,822          275,130       154,629       108,914

          Restructuring expense                  313,325               --            --            --

                                             -----------       ----------      --------      --------
                  Total operating costs        6,103,875          962,927       594,675       321,263
                                             -----------       ----------      --------      --------

Income (loss) before income taxes             (2,317,313)         569,398       342,118       586,017

Provision (benefit) for income taxes            (898,304)         222,167       133,426       228,547

                                             -----------       ----------      --------      --------
Net income (loss)                            $(1,419,009)      $  347,231      $208,692      $357,470
                                             ===========       ==========      ========      ========

                See accompanying notes to financial statements.

  VACMAN ENTERPRISE LINE OF BUSINESS OF VASCO DATA SECURITY INTERNATIONAL, INC.
                   STATEMENTS OF BUSINESS NET WORTH (DEFICIT)

Balance at December 31, 2000                         $   376,708

          Net loss for the year                       (1,419,009)
          Contributions from Parent                    1,027,371

                                                     -----------
Balance at December 31, 2001                         $   (14,930)
                                                     ===========

          Net income for the year                        347,231
          Distributions to  Parent                      (284,286)

                                                     -----------
Balance at December 31, 2002                         $    48,015
                                                     ===========

          Net income for the period (unaudited)          357,470
          Distributions to Parent (unaudited)           (128,688)

                                                     -----------
Balance at June 30, 2003 (unaudited)                 $   276,797
                                                     ===========

                See accompanying notes to financial statements.

  VACMAN ENTERPRISE LINE OF BUSINESS OF VASCO DATA SECURITY INTERNATIONAL, INC.
                            STATEMENTS OF CASH FLOWS

                                                                For the Years                 For the Six Months
                                                              Ended December 31,                Ended June 30,
                                                         ---------------------------      ---------------------------
                                                            2001              2002            2002            2003
                                                         -----------       ---------      -----------     -----------
                                                                                          (unaudited)     (unaudited)
Cash flows from operating activities:
       Net income (loss)                                 $(1,419,009)      $ 347,231       $ 208,692       $ 357,470
       Adjustments to reconcile net income (loss)
        to net cash provided by (used in)
        operating activities:
       Depreciation                                          187,627         163,664          81,832          66,627
       Changes in assets and liabilities:
             Accounts receivable, net                      2,323,499          20,511        (316,393)       (352,811)
             Prepaid expenses                                (19,202)          6,590           6,590           7,662
             Accounts payable                                  4,483          (3,631)             --            (533)
             Deferred revenue                             (1,522,282)       (256,386)        (88,459)         29,005
             Income taxes payable                           (533,128)             --              --              --
             Accrued expenses                                 24,763           6,307              --          21,268
       Net cash provided by (used in)
                                                         -----------       ---------       ---------       ---------
        operating activities                                (953,249)        284,286        (107,738)        128,688
                                                         -----------       ---------       ---------       ---------

Cash flows from investing activities:
       Additions to  property and equipment                  (74,122)             --              --
                                                         -----------       ---------       ---------       ---------
       Net cash used in investing activities                 (74,122)             --              --              --
                                                         -----------       ---------       ---------       ---------

Cash flows from financing activities:
       Contributions from (distributions to) Parent        1,027,371        (284,286)        107,738        (128,688)
       Net cash provided by (used in)
                                                         -----------       ---------       ---------       ---------
        financing activities                               1,027,371        (284,286)        107,738        (128,688)
                                                         -----------       ---------       ---------       ---------

Net increase (decrease) in cash                                   --              --              --              --
Cash, beginning of the period                                     --              --
                                                         -----------       ---------       ---------       ---------
Cash, end of the period                                  $        --       $      --       $      --       $      --
                                                         ===========       =========       =========       =========

                See accompanying notes to financial statements.

  VACMAN ENTERPRISE LINE OF BUSINESS OF VASCO DATA SECURITY INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

      The accompanying financial statements include the assets, liabilities, results of operations and cash flows of the VACMAN Enterprise Line of Business (the Business) of VASCO Data Security International, Inc. (the Parent). The Business designs, develops, markets and supports security products and services that manage user access and single sign-on to web, client/server and legacy applications in one integrated system for corporate and government customers.

Basis of Presentation

      Since the Business' inception, the Parent has provided funding to the Business for working capital. The Business participates in the Parent's cash management process. As part of the Parent's central cash management system, all cash generated from and cash required to support the Business' operations were deposited and received through the Parent's corporate operating cash accounts. As a result, there were no separate bank accounts or accounting records for these transactions. Accordingly, the amounts represented by the caption "Contributions from (distributions to) Parent" in the Business' Statements of Cash Flows represent the net effect of all cash transactions between the Business and the Parent. While the Parent incurred interest expense on debt outstanding during the periods presented, no interest expense has been allocated to the Business in the accompanying statements of operations. In addition, interest expense has not been charged to the Business related to its balance due to the Parent. This balance represents internal financing extended to the Business by the Parent to support the Business' operations. The average balance due to the Parent was approximately $1,299,000 and $918,000 for the years ended December 31, 2002 and 2001, respectively.

      The Parent provides various operational and general accounting services for the Business in the normal course of its business. These services include customer invoice processing, trade payables processing, general accounting functions and human resource services. In consideration for these services, the Parent has allocated a portion of its overhead costs related to such services to the Business. A portion of the Parent's professional fees incurred, such as accounting and legal, were also allocated to the Business. These allocations were estimated using proportional cost allocation methods.

      Allocated costs for services provided by the Parent to the Business were determined by calculating an average percentage and applying that percentage to the personnel costs and professional fees incurred by the Parent. The average percentage included the following factors: headcount, operating costs and transaction counts.

      In management's opinion, the methods to identify and allocate costs to the Business for these services provided by the Parent are reasonable.

Revenue Recognition

      License Fees. The Business applies the provisions of AICPA Statement of Position 97-2, "Software Revenue Recognition," as amended, which specifies the following four criteria that must be met prior to recognizing revenue: (1) persuasive evidence of the existence of an arrangement, (2) delivery, (3) fixed or determinable fee, and (4) probable collection. In addition, revenue earned on software arrangements involving multiple elements is allocated to each element based on the relative fair value of the elements. When applicable, revenue allocated to the Business' software products (including specified upgrades/enhancements) is recognized upon delivery of the products.

      Support Agreements. Support agreements generally call for the Business to provide technical support and software updates to customers. Revenue on technical support and software update rights is recognized ratably over the term of the support agreement.

      Consulting and Other. The Business provides consulting and education services to its customers. Revenue from such services is generally recognized during the period in which the services are performed.

Property and Equipment

      Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets ranging from three to seven years. Additions and improvements are capitalized, while expenditures for maintenance and repairs are charged to operations as incurred. Gains or losses resulting from sales or retirements are recorded as incurred, at which time related costs and accumulated depreciation are removed from the accounts.

Software Costs

      The Business capitalizes software development costs in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed". Research and development costs, prior to the establishment of technological feasibility, determined based upon the creation of a working model, are expensed as incurred. The Business's policy is to amortize capitalized costs by the greater of (a) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product or (b) the straight-line method over the remaining estimated economic life of the product, generally two to five years, including the period being reported on. The Business did not capitalize any software costs during the years ended December 31, 2001 and 2002 as such costs were not significant.

Income Taxes

      The Business is included in the Federal and state income tax returns of the Parent. The provision for income taxes for the Business has been calculated as if the Business were a stand-alone corporation filing separate tax returns. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Federal and state deferred tax assets and liabilities have been included in Business Net Worth (Deficit) as their ultimate realization is dependent upon the Parent's results of operations.

Fair Value of Financial Instruments

      The estimated fair value of the Business' financial instruments, which consist of receivables, accounts payable and accrued liabilities, approximates their carrying value.

Earnings per Common Share

      The Business' historical structure is not indicative of its prospective capital structure and, accordingly, historical earnings per share information has not been presented.

Stock Options

      Certain employees of the Business participate in the Parent's employee stock option plan. The Parent accounts for its stock options under APB No. 25 "Accounting for Stock Issued to Employees". No compensation expense related to the issuance of stock options has been recognized by the Business, as all options granted by the Parent to the Business' employees were issued at the then fair market value of the Parent's common stock.

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Interim Financial Information (unaudited)

      The financial statements as of June 30, 2003 and for the six months ended June 30, 2002 and 2003 are unaudited; however, in the opinion of management, all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the financial statements for the interim periods have been included. The results of operations for the six months ended June 30, 2002 and 2003 are not necessarily indicative of the results to be achieved for the full fiscal year.

NOTE 2 - PROPERTY AND EQUIPMENT

      Property and equipment are comprised of the following:

                                                      December 31,
                                                 ----------------------
                                                   2001          2002
                                                 --------      --------

            Furniture and fixtures               $ 28,984      $ 28,984

            Office equipment                      611,059       611,059
                                                 --------      --------

               Total property and equipment      $640,043      $640,043
                                                 ========      ========

NOTE 3 - ACCRUED EXPENSES

      Accrued expenses are comprised of the following:

                                               December 31,
                                          --------------------
                                            2001         2002
                                          -------      -------

            Accrued payroll               $14,095      $10,338
            Accrued vacation               10,669       19,609
            Other accrued expenses             --        1,124
                                          -------      -------
              Total accrued expenses      $24,764      $31,071
                                          =======      =======

NOTE 4 - INCOME TAXES

      If the Business had filed separate tax returns, at December 31, 2002, the Business would have had a net operating loss carryforward approximating $1,611,000. Such losses would have been available to offset future taxable income and expire in varying amounts through 2012.

      The provision for income taxes consists of the following:

                                       For the Years Ended December 31,
                                       --------------------------------
                                             2001           2002
                                          ---------       --------
            Current:
               Federal                    $(429,518)      $     --
               State                       (103,611)            --

            Deferred:
               Federal                    $(299,631)      $206,615
               State                        (65,544)        15,552

                                          ---------       --------
                     Total provision      $(898,304)      $222,167
                                          =========       ========

      The differences between income taxes computed using the statutory federal income tax rate of 34% and the provisions for income taxes reported in the statements of operations are as follows:

                                                                 For the Years Ended December 31,
                                                                 --------------------------------
                                                                        2001           2002
                                                                     ---------       --------
            Expected tax expense (benefit) at statutory rate         $(787,886)      $193,595
            Increase (decrease) in income taxes resulting from:
               State income taxes net of Federal benefit              (115,931)        28,486
                Nondeductible expenses                                   5,513             86
                                                                     ---------       --------
                    Total                                            $(898,304)      $222,167
                                                                     =========       ========

      The deferred income tax balances, which have been included in Business Net Worth (Deficit), are comprised of the following:

                                                       As of December 31,
                                                    ----------------------
                                                      2001          2002
                                                    --------      --------

            Deferred tax assets:
              Net operating loss carryforwards      $756,556      $628,197
              Accrued expenses                         5,497        11,680
              Deferred revenue                       129,521        29,530
                                                    --------      --------

                 Net deferred income taxes          $891,574      $669,407
                                                    ========      ========

      In assessing the realizability of deferred tax assets, the Business considers whether it is more likely than not that some portion or all of the deferred tax assets could have been realized if the Business were filing tax returns as a stand-alone entity. Although realization of the deferred tax assets is not assured, management believes that it is more likely than not that all of the deferred tax assets could be realized if the Business were filing tax returns as a stand-alone entity. The ultimate realization of the Business' deferred tax assets is dependent upon the Parent's ability to generate future taxable income during the period in which these temporary differences become deductible.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

      In 2001, the Business had a lease agreement for six suites of office space in Baltimore, Maryland expiring on March 31, 2003. On April 1, 2003, the Business entered into a month-to-month operating lease for one of the suites of office space in Baltimore. Under the terms of the new lease, the monthly payment is $2,704 and can be terminated with 30 days notice.

      Rent expense under the operating lease was approximately $155,000 and $71,000 for the years ended December 31, 2001 and 2002, respectively.

NOTE 6 - RESTRUCTURING

      As part of the Parent's corporate-wide restructuring in 2001, the Business incurred $313,325 of severance costs related to the reduction of 33 staff.

NOTE 7 - SUBSEQUENT EVENTS

      On July 7, 2003, the Parent sold the Business to SecureD Services, Inc., a newly-organized security consulting and managed security services business.

      Under the terms of the Agreement, the Parent received a senior secured promissory note of $1,073,000 and $2,000,000 of Convertible Preferred Stock from SecureD Services in exchange for the Business' net assets. The Parent's CEO and Chairman, Mr. T. Kendall Hunt, is one of the founders and organizers of SecureD Services.

                  SELECTED BUSINESS ASSETS OF DOLFIN.COM, INC.
                          Index to Financial Statements

Balance Sheets as of December 31, 2002 and June 30, 2003 (unaudited)

Statements of Operations for the years ended December 31, 2001 and 2002 and for the six months ended June 30,2002 and 2003 (unaudited)

Statements of Business Net Worth (Deficit) for the years ended December 31, 2001 and 2002 and for the six months ended June 30, 2003 (unaudited)

Statements of Cash Flows for the years ended December 31, 2001 and 2002 and for the six months ended June 30, 2002 and 2003 (unaudited)

Notes to Financial Statements.

                        DOLFIN.COM, INC., SELECTED ASSETS

                        BALANCE SHEET

                                                    31-Dec        31-Dec          30-Jun
                                                   -------------------------------------
                                                     2001          2002            2003
                                                     ----          ----            ----
Assets
     Accounts Receivable                                 0         15,880         61,521
     Deferred Taxes
     Property and Equipment                              0            165          4,500
     Accumulated Depreciation                            0              0              0
     Net Property & Equipment                            0            165          4,500
                                                   -------------------------------------
     Total Assets                                        0         16,045         66,021

Liabilities and Business Net Worth
Current Liabilities
     Accounts Payable                                7,256        129,676        203,610
     Accrued Liabilities                            13,693         11,033          9,420
                                                   -------------------------------------
Total Current Liabilities                           20,949        140,709        213,030

Business Net Worth                                 (20,949)      (124,664)      (147,009)
                                                   -------       --------       --------

     Total Liabilities and Business Net Worth            0         16,045         66,021
                                                   -------       --------       --------

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                        DOLFIN.COM, INC., SELECTED ASSETS
                        STATEMENTS OF OPERATIONS
                        UNAUDITED

                                            For the Year                  For the six months
                                            Ended December 31,            Ended June 30,
                                              2001           2002          2002           2003
                                              ----           ----          ----           ----
Revenues

     Product                                   2,708         20,295         5,030         52,725
     Services                                  5,250        106,430                       53,311
                                            --------       --------       -------       --------
     Total Revenues                            8,030        126,725         5,030        106,036

     Cost of Sales                             2,502         44,716         5,125         70,267

                                            ----------------------------------------------------
     Gross Profit                              5,528         82,009            95         35,769

     General and Administrative              152,140        122,593        80,465        102,588

                                            ----------------------------------------------------
     Operating Income (Loss)                (146,612)       (40,584)      (80,370)       (66,819)

     Other Income                                  0              0                            0

                                            ----------------------------------------------------
      Income (Loss) Before Taxes            (146,612)       (40,584)      (80,370)       (66,819)

Tax Provision (benefit) for income tax

                                            ----------------------------------------------------
Net Income (Loss)                           (146,612)       (40,584)      (80,370)       (66,819)
                                            ====================================================

See Accompanying Notes to Financial Statements

                        DOLFIN.COM, INC., SELECTED ASSETS

                        STATEMENTS OF BUSINESS NET WORTH

                                                                Business
                                                               Net Worth

Balance at December 31, 2000                                            0

     Net loss for the year                                      (146,612)
     Contributions from Parent                                   125,663

                                                                --------
Balance at December 31, 2001                                     (20,949)
                                                                ========

     Net income for the year                                     (40,584)
     Distributions to Parent                                     (63,131)

                                                                --------
Balance at December 31, 2002                                    (124,664)
                                                                ========

     Net income for the period                                   (66,819)
     Distributions to Parent                                      44,474

                                                                --------
Balance at June 30, 2003                                        (147,009)
                                                                ========

See accompanying notes to financial statements

                        DOLFIN.COM, INC., SELECTED ASSETS

                        STATEMENT OF CASH FLOW

                                              For the years ended       For the six months ended
                                                     31-Dec                     30-Jun
                                            ----------------------------------------------------
                                              2001           2002           2002          2003
                                              ----           ----           ----          ----
Cash Flows from Operations
     Operating Loss                         (146,612)       (40,584)       (64,948)      (66,819)
     Adjustments to net loss for
     non cash items

     Depreciation                                  0              0              0             0
     Accounts Receiveable                    (15,880)        15,880        (45,641)
     Deferred Income Taxes
     Accounts Payable                          7,256        122,420       (115,613)       73,934
     Accrued Liabilities                      13,693         (2,660)        (3,991)        1,613
                                            --------       --------       --------       -------

     Net Cash provided by (used
     in) operating activities               (125,663)        63,296       (168,471)      (40,139)

Cash Flows from Investments
     Additions to fixed assets                     0           (165)             0        (4,335)
                                            ----------------------------------------------------
Net Cash used (generated)                   (125,663)        63,131       (168,472)      (44,474)
                                            ====================================================

Cash Flows from financing activities
     Contributions from (distributions
     to Parent)                              125,663        (63,131)       168,472        44,474
                                            ----------------------------------------------------
     Financing Activities                    125,663        (63,131)       168,472        44,474
                                            ----------------------------------------------------

     Net increase in cash                          0              0              0             0
     Cash at beginnning of the period              0              0              0             0
     Cash at the end of the period                 0              0              0             0
                                            ----------------------------------------------------
                                                   0              0              0             0
                                            ====================================================

See Accompanying notes to financial statements

                        DOLFIN.COM, INC. SELECTED ASSETS
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

      The accompanying financial statements include the assets, liabilities, results of operations and cash flows of the purchased assets of DOLFIN.COM, Inc. The Business markets and supports security products and services that manage data security across integrated systems of corporate customers.

Basis of Presentation

      Dolfin.com, Inc. has consistently accounted for its assets and liabilities as a single entity, consequently all cash management accounts payable and receivables were administered centrally. Only selected assets and liabilities of Dolfin.com, Inc. were purchased by SecureD Services. The financial information has been adjusted for costs not related to the selected assets sold where applicable.

      Administrative costs were determined by calculating costs attributable to excluded assets and non recurring costs.

      In management's opinion, the resulting information contains estimates which are considered reasonable in preparing this segmented data.

Revenue Recognition

      Product Sales. Revenues from the sale of computer security software are recorded upon shipment or, if an acceptance period is allowed, at the later of shipment or customer acceptance. No significant obligations exist with regard to delivery or customer acceptance at the time of recognizing revenue.

      Consulting Services. The Business provides consulting services to its customers. Revenue from such services is generally recognized during the period in which the services are performed.

Property and Equipment

      Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets ranging from three to seven years. Additions and improvements are capitalized, while expenditures for maintenance and repairs are charged to operations as incurred. Gains or losses resulting from sales or retirements are recorded as incurred, at which time related costs and accumulated depreciation are removed from the accounts.

Income Taxes

      The Selected assets are accounted for in the income tax return of Dolfin.com, Inc., consequently there is no provision for income tax payment of benefit.

Fair Value of Financial Instruments

      The estimated fair value of the Business' financial instruments, which consist of receivables, accounts payable and accrued liabilities, approximates their carrying value.

Earnings per Common Share

      The Business' historical structure is not indicative of its prospective capital structure and, accordingly, historical earnings per share information has not been presented.

Stock Options

      Certain employees of the Business participate in the Parent's employee stock purchase plan. The Parent accounts for its stock options under APB No. 25 "Accounting for Stock Issued to Employees". No compensation expense related to the issuance of stock options has been recognized by the Business, as all options were issued at the then fair value of the Parent's common stock.

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Interim Financial Information (unaudited)

      These financial statements are unaudited; however, in the opinion of management, all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the financial statements for the interim periods have been included. The results of operations for the six months ended June 30, 2002 and 2003 are not necessarily indicative of the results to be achieved for the full fiscal year.

Furniture and Fixtures

      Furniture and Fixtures are shown at purchased cost with no depreciation charges. The amounts are not considered significant and total $165 at December 30, 2002.

Commitments and Contingencies

      In 1999 Dolfin.com, Inc., entered into a lease arrangement for their offices in Toronto. This lease expires in May, 2004. Rent expense under this lease approximates $50,000 in 2001 and $36,000 in 2002.

                     INTRODUCTION TO THE UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS

      On July 18, 2003, Southern Software Group, Inc. ("SSGI"), a publicly-held company with no current operating business, completed a merger (the "Merger") with SecureD Services, Inc. ("SSI"), a privately-held company that had been recently-formed to acquire, and had completed the acquisition of, two operating businesses. The Merger was effected pursuant to an Agreement and Plan of Merger (the "Merger Agreement") that was executed on July 18, 2003 by and between SSGI, SSGI Acquisition Corp. ("Newco"), a newly-formed, wholly-owned subsidiary of SSGI, and SSI. Pursuant to the Merger Agreement, Newco merged with and into SSI; SSI became the surviving corporation; SSI changed its name to SSI Operating Corp.; SSGI became authorized to issue shares of Series A Convertible Preferred Stock; and SSGI changed its name to SecureD Services, Inc.

      As further explained below, SSGI issued shares of common and voting preferred stock to the stockholders of SSI in order to complete the Merger. Since the stockholders of SSI received the majority of the voting securities of the merged companies, the Merger will be accounted for, effective as of July 18, 2003, as a "reverse acquisition" whereby SSI, the legal acquiree, will be the accounting acquirer and SSGI, the legal acquirer, will be the accounting acquiree.

      A summary of the principal terms of the Merger Agreement affecting the reverse acquisition is set forth below:

            1. Prior to the completion of the Merger, SSI was required to have completed the acquisition of the operating assets related to, and the business operations of, the VACMAN Enterprise product line ("Vacman") of Vasco Data Security International, Inc. ("Vasco"). T. Kendall Hunt, a director of the merged companies, was a director and executive officer of Vasco and a principal stockholder of SSI at the time of the closing of the acquisition of the assets of Vacman.

            2. Prior to the completion of the Merger, SSI was required to have completed the acquisition of certain assets related to, and the business operations of, Dolfin.com, Inc. ("Dolfin"). Michael P. Dubreuil, the current Chairman of the Board of Directors and Secretary of the merged companies, was a director and executive officer of Dolfin at the time of the closing of the acquisition of the assets of Dolfin.

            3. Prior to the completion of the Merger, SSI was required to have completed a private offering of its common stock from which it would have received at least $1,000,000.

            4. Each of the issued and outstanding shares of common stock of SSI would be converted into and exchanged for a like number of shares of common stock of the merged companies.

            5. Each of the issued and outstanding shares of Series A Convertible Preferred Stock of SSI would be converted into and exchanged for a like number of shares of Series A Convertible Preferred Stock of the merged companies.

      Prior to the completion of the Merger, SSGI had 508,934 outstanding shares of common stock. Following the closing of the Merger, the combined companies had 6,996,271 outstanding shares of common stock and 2,000,000 outstanding shares of Series A Convertible Preferred Stock, each of which has voting rights equivalent to a share of common stock. The stockholders of SSI before the Merger owned approximately 94% of the voting securities of the combined companies following the closing of the Merger.

      The accompanying unaudited pro forma condensed combined statements of operations initially combine the historical consolidated statements of operations of the businesses of Vacman and Dolfin that SSI acquired on or about July 18, 2003 and reflect the completion of the private offering of its common stock that was a condition of the Merger, as if those transactions had been consummated on January 1, 2002. The accompanying unaudited pro forma condensed combined balance sheet initially combines the historical consolidated balance sheet of SSI with those of the businesses of Vacman and Dolfin and reflect the completion of the private offering of its common stock, as if those transactions had been consummated on June 30, 2003. SSI was formed prior to June 30, 2003 as a holding company to acquire Vacman, Dolfin and SSGI. As of June 30, 2003, it had received a noninterest bearing advance of approximately $769,000 from one of its founders and its only activities were related to the consummation of the Merger Agreement and the performance of related due diligence procedures.

      The accompanying unaudited pro forma condensed combined statements of operations also combine the pro forma combined statements of operations of SSI, Vacman and Dolfin with the historical statements of operations of SSGI, as if the Merger had been consummated on January 1, 2002. The accompanying unaudited pro forma condensed combined balance sheet also combines the pro forma combined balance sheet of SSI, Vacman and Dolfin with the historical balance sheet of SSGI, as if the Merger had been consummated on June 30, 2003.

      You should read this information in conjunction with:

            o the accompanying notes to the unaudited pro forma condensed combined financial statements;

            o the separate audited and unaudited historical financial statements of SecureD Services, Inc., formerly Southern Software Group, Inc., included in its Annual Report on Form 10-KSB for the year ended December 31, 2002 and its Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2003, which were previously filed with the Securities and Exchange Commission;

            o the separate audited and unaudited historical financial statements of the VACMAN Enterprise product line of Vasco Data Security International, Inc. as of December 31, 2002 and for the two years ended December 31, 2002 and as of June 30, 2003 and for the six months ended June 30, 2003 and 2002, which are included in this amended report on Form 8-K; and

            o the separate unaudited historical financial statements of Dolfin as of December 31, 2002 and for the two years ended December 31, 2002 and as of June 30, 2003 and for the six months ended June 30, 2003 and 2002, which are included in this amended report on Form 8-K.

      We have presented the accompanying unaudited pro forma condensed combined financial statements for informational purposes only. The accompanying unaudited pro forma condensed combined financial statements are not necessarily indicative of what our financial position or results of operations actually would have been had we completed the Merger on June 30, 2003 or on January 1, 2002. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined companies.

      We prepared the accompanying unaudited pro forma condensed combined financial statements using the purchase method of accounting with SSI treated as the accounting acquirer. Accordingly, SSI's cost to acquire SSGI will be allocated to the assets acquired and the liabilities assumed based upon the estimated fair values as of the date of acquisition. The allocation is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the pro forma adjustments related to the purchase price allocation are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information.

                             SECURED SERVICES, INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  JUNE 30, 2003

                                                                      Acquisitions of Operating Companies
                                         ------------------------------------------------------------------------------------------
                                                       Historical
                                         -----------------------------------------        Private        Pro Forma        Pro Forma
                ASSETS                      SSI          Vacman           Dolfin         Placement      Adjustments       Combined
                                         ---------    ----------        ----------       ----------     -----------      ----------
Current assets:
     Cash $526,136                                                      $1,000,000                      $1,526,136       $      603
     Accounts receivable, net                         $  363,533(a)     $   61,521(b)                   $ (258,987)(a)      166,067
     Prepaid expenses and other
        current assets                     212,723         4,950(a)                                         (4,950)(a)      212,723
                                         ---------    ----------        ----------       ----------     ----------       ----------
          Total current assets             738,859       368,483            61,521        1,000,000       (263,937)       1,904,926
Equipment, net                                            65,698(a)                                         34,302(a)       100,000
Goodwill                                                                                                   400,000(a)       619,137
                                                                                                           219,137(b)
Other intangibles                                                                                        2,573,094(a)     2,875,966
                                                                                                           302,872(b)
Deferred tax assets
Other assets                                98,962                           4,500(b)                                       103,462
                                         ---------    ----------        ----------       ----------     ----------       ----------

          Totals                         $ 837,821    $  434,181        $   66,021       $1,000,000     $3,265,468       $5,603,491
                                         =========    ==========        ==========       ==========     ==========       ==========

      LIABILITIES AND
    STOCKHOLDERS' EQUITY

Current liabilities:
     Current portion of notes
        payable                                                                                         $  307,697(a)    $  307,697
     Notes payable to stockholder        $ 769,004                                                                          769,004
     Accounts payable                       35,380    $      319(a)     $  203,610(b)                         (319)(a)      238,990
     Accrued expenses                       91,828        52,339(a)          9,420(b)                      (41,582)(a)      112,005
     Deferred revenues                                   104,726(a)                                        (10,937)(a)       93,789
                                         ---------    ----------        ----------                      ----------       ----------
          Total current liabilities        896,212       157,384           213,030                         254,859        1,521,485
Notes payable, net of current portion                                                                      765,397          765,397
                                         ---------    ----------        ----------                      ----------       ----------
          Total liabilities                896,212       157,384           213,030                       1,020,256        2,286,882
                                         ---------    ----------        ----------                      ----------       ----------

Stockholders' equity:
     Preferred stock                                                                                           200(a)           200
     Common stock                              390                                       $      133(c)          50(b)           573
     Additional paid-in capital                (90)                                         999,867(c)   1,999,800(a)     3,374,527
                                                                                                           374,950(b)
     Retained earnings (accumu-
        lated deficit)                     (58,691)      276,797          (147,009)                       (276,797)(a)      (58,691)
                                                                                                           147,009 (b)
                                         ---------    ----------        ----------       ----------     ----------       ----------
          Total stockholders' equity
             (deficiency)                  (58,391)      276,797          (147,009)       1,000,000      2,245,212        3,316,609
                                         ---------    ----------        ----------       ----------     ----------       ----------

          Totals                         $ 837,821    $  434,181        $   66,021       $1,000,000     $3,265,468       $5,603,491
                                         =========    ==========        ==========       ==========     ==========       ==========

                                                          Reverse Acquisition
                                           --------------------------------------------------
                                            Historical          Pro Forma          Pro Forma
                ASSETS                         SSGI            Adjustments         Combined
                                           ------------       ------------        -----------
Current assets:
     Cash $526,136                                            $  1,526,739
     Accounts receivable, net                                                         166,067
     Prepaid expenses and other
        current assets                                                                212,723
                                           ------------                           -----------
          Total current assets                      603                             1,905,529
Equipment, net                                                                        100,000
Goodwill                                                                              619,137

Other intangibles                                                                   2,875,966

Deferred tax assets                                           $     40,000(h)          40,000
Other assets                                                                          103,462
                                           ------------       ------------        -----------

          Totals                           $        603       $     40,000        $ 5,644,094
                                           ============       ============        ===========

      LIABILITIES AND
    STOCKHOLDERS' EQUITY

Current liabilities:
     Current portion of notes
        payable                            $     95,000                           $   402,697
     Notes payable to stockholder                                                     769,004
     Accounts payable                             9,300                               248,290
     Accrued expenses                            25,000                               137,005
     Deferred revenues                                                                 93,789
                                           ------------                           -----------
          Total current liabilities             129,300                             1,650,785
Notes payable, net of current portion                                                 765,397
                                           ------------                           -----------
          Total liabilities                     129,300                             2,416,182
                                           ------------                           -----------

Stockholders' equity:
     Preferred stock                                                                      200
     Common stock                                   509       $       (382)(d)            700
     Additional paid-in capital              16,949,575        (17,038,399)(d)      3,285,703

     Retained earnings (accumu-
        lated deficit)                      (17,078,781)        17,078,781 (d)        (58,691)

                                           ------------       ------------        -----------
          Total stockholders' equity
             (deficiency)                      (128,697)            40,000          3,227,912
                                           ------------       ------------        -----------

          Totals                           $        603       $     40,000        $ 5,644,094
                                           ============       ============        ===========

See Notes to Unaudited Proforma Condensed Combined Financial Statements.

                             SECURED SERVICES, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002

                                              Acquisitions of Operating Companies                 Reverse Acquisition
                                         ---------------------------------------------   ---------------------------------------
                                                    Historical
                                         --------------------------------   Pro Forma    Historical   Pro Forma       Pro Forma
                                           SSI        Vacman      Dolfin     Combined        SSGI    Adjustments      Combined
                                         -------    ----------  ---------   ----------   ----------  -----------     -----------
Revenues:
    Services                                        $1,543,175  $ 106,430   $1,649,605    $ 362,799   $(362,799)(e)  $ 1,649,605
    Product sales                                                  20,295       20,295                                    20,295
                                                    ----------  ---------   ----------    ---------   ---------      -----------
        Totals                                       1,543,175    126,725    1,669,900      362,799    (362,799)       1,669,900

Cost of revenues                                        10,850     44,716       55,566      400,445    (400,445)(e)       55,566
                                                    ----------  ---------   ----------    ---------   ---------      -----------

Gross profit                                         1,532,325     82,009    1,614,334      (37,646)     37,646        1,614,334
                                                    ----------  ---------   ----------    ---------   ---------      -----------

Operating expenses:
    Research and development                           638,028                 638,028                                   638,028
    Selling, general and administrative                324,899    122,593      447,492      684,454    (684,454)(e)      447,492
    Amortization of intangible assets                                                                   677,698(f)       677,698
                                                    ----------  ---------   ----------    ---------   ---------      -----------
        Totals                                         962,927    122,593    1,085,520      684,454      (6,756)       1,763,218
                                                    ----------  ---------   ----------    ---------   ---------      -----------

Income (loss) from operations                          569,398    (40,584)     528,814     (722,100)     44,402         (148,884)

Interest expense                                                                            125,317    (125,317)(e)
                                                                                                         51,404 (g)       51,404
                                                    ----------  ---------   ----------    ---------   ---------      -----------

Income (loss) before nonrecurring items
    and income taxes                                   569,398    (40,584)     528,814     (847,417)    118,315         (200,288)
Credit for income taxes                                                                                 (80,000)(h)      (80,000)
                                                    ----------  ---------   ----------    ---------   ---------      -----------

Income (loss) excluding nonrecurring items          $  569,398  $ (40,584)  $  528,814    $(847,417)  $ 198,315      $  (120,288)
                                                    ==========  =========   ==========    =========   =========      ===========

Loss per common share - basic and diluted                                                                            $      (.01)
                                                                                                                     ===========

Weighted average shares outstanding                                                                                     8,996,271(i)
                                                                                                                     ===========

See Notes to Unaudited Proforma Condensed Combined Financial Statements.

                             SECURED SERVICES, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2003

                                                Acquisitions of Operating Companies                Reverse Acquisition
                                          ---------------------------------------------   ---------------------------------------
                                                          Historical
                                          --------------------------------    Pro Forma   Historical    Pro Forma       Pro Forma
                                             SSI       Vacman     Dolfin      Combined       SSGI      Adjustments      Combined
                                          --------   ---------  ----------   ----------   ----------   -----------     ----------
Revenues:
    Services                                         $ 989,184  $   53,311   $1,042,495   $    3,280   $   (3,280)(e)  $1,042,495
    Product sales                                                   52,725       52,725                                    52,725
                                                     ---------  ----------   ----------   ----------   ----------      ----------
        Totals                                         989,184     106,036    1,095,220        3,280       (3,280)      1,095,220

Cost of revenues                                        81,904      70,267      152,171       26,803      (26,803)(e)     152,171
                                                     ---------  ----------   ----------   ----------   ----------      ----------

Gross profit                                           907,280      35,769      943,049      (23,523)      23,523         943,049
                                                     ---------  ----------   ----------   ----------   ----------      ----------

Operating expenses:
    Research and development                           212,247                  212,247                                   212,247
    Selling, general and administrative   $ 58,691     109,016     102,588      270,295      133,847     (133,847)(e)     270,295
    Amortization of intangible assets                                                                     338,849 (f)     338,849
                                          --------   ---------  ----------   ----------   ----------   ----------      ----------
        Totals                              58,691     321,263     102,588      482,542      133,847      205,002         821,391
                                          --------   ---------  ----------   ----------   ----------   ----------      ----------

Income (loss) from operations              (58,691)    586,017     (66,819)     460,507     (157,370)    (181,479)        121,658

Interest expense                                                                              85,977      (85,977)(e)
                                                                                                           25,702 (g)      25,702
                                          --------   ---------  ----------   ----------   ----------   ----------      ----------

Income (loss) before nonrecurring items
    and income taxes                       (58,691)    586,017     (66,819)     460,507     (243,347)    (121,204)         95,956

Provision for income taxes                                                                                 40,000(h)       40,000
                                          --------   ---------  ----------   ----------   ----------   ----------      ----------

Income (loss) excluding nonrecurring
    items                                 $(58,691)  $ 586,017  $  (66,819)  $  460,507   $ (243,347)  $ (161,204)     $   55,956
                                          ========   =========  ==========   ==========   ==========   ==========      ==========

Income per common share - basic
    and diluted                                                                                                        $      .01
                                                                                                                       ==========

Weighted average shares outstanding                                                                                     8,996,271(i)
                                                                                                                       ==========

See Notes to Unaudited Proforma Condensed Combined Financial Statements.

                        NOTES TO THE UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS

(1)   Description of the Transactions and Basis of Presentation:

      On July 18, 2003, Southern Software Group, Inc. ("SSGI"), a publicly-held company with no current operating business, completed a merger (the "Merger") with SecureD Services, Inc. ("SSI"), a privately-held company that had been recently-formed to acquire, and had completed the acquisition of, two operating businesses. The Merger was effected pursuant to an Agreement and Plan of Merger (the "Merger Agreement") that was executed on July 18, 2003 by and between SSGI, SSGI Acquisition Corp. ("Newco"), a newly-formed, wholly-owned subsidiary of SSGI, and SSI. Pursuant to the Merger Agreement, Newco merged with and into SSI; SSI became the surviving corporation; SSI changed its name to SSI Operating Corp.; SSGI became authorized to issue shares of Series A Convertible Preferred Stock; and SSGI changed its name to SecureD Services, Inc.

      SSGI issued shares of common and voting preferred stock to the stockholders of SSI in order to complete the Merger. Prior to the completion of the Merger, SSGI had 508,934 outstanding shares of common stock. Following the closing of the Merger, the combined companies had 6,996,271 outstanding shares of common stock and 2,000,000 outstanding shares of Series A Convertible Preferred Stock, each of which has voting rights equivalent to a share of common stock. The stockholders of SSI before the Merger owned approximately 94% of the voting securities of the combined companies following the closing of the Merger. Since the stockholders of SSI received the majority of the voting securities of the merged companies, the Merger will be accounted for, effective as of July 18, 2003, as a "reverse acquisition" whereby SSI, the legal acquiree, will be the accounting acquirer and SSGI, the legal acquirer, will be the accounting acquiree.

      The Merger will be accounted for as a purchase by SSI under accounting principles generally accepted in the United States of America. Under the purchase method of accounting, the assets and liabilities of SSGI will be recorded by SSI as of the acquisition date at their respective fair values and combined with those of SSI and its subsidiaries as of that date. Under the purchase method of accounting, the reported results of operations of SSGI will be combined with the results of operations of SSI and its subsidiaries commencing with the date of the completion of the Merger.

      Prior to the completion of the Merger, SSI was required to have completed the acquisition of the operating assets related to, and the business operations of, the VACMAN Enterprise product line ("Vacman") of Vasco Data Security International, Inc. ("Vasco"), the acquisition of certain assets related to, and the business operations of, Dolfin.com, Inc. ("Dolfin") and a private offering of its common stock from which it would have received at least $1,000,000. Those acquisitions, which were also completed on or about July 18, 2003, will also be accounted for as purchases by SSI under accounting principles generally accepted in the United States of America.

(2)   Pro Forma Adjustments:

            (a) As explained above, SSI completed the acquisition of certain assets and the business of Vasco on or about July 18, 2003 which will be accounted for as a purchase. Accordingly, the accompanying unaudited pro forma condensed combined statements of operations assume that Vacman had been acquired on January 1, 2002 and the accompanying unaudited pro forma condensed combined balance sheet assumes that Vacman had been acquired on June 30, 2003. Total consideration for the purchase was estimated at $3,073,094 comprised of a note issued to Vasco in the principal amount of $1,073,094 that is payable in 36 monthly installments, including interest at 6%, and 2,000,000 shares of Series A Convertible Preferred Stock with an estimated fair value of $2,000,000 or $1.00 per share. The accompanying unaudited pro forma condensed combined balance sheet reflects historical amounts for the entire Vacman division of Vasco. Accordingly, pro forma adjustments have been made to eliminate amounts applicable to assets not acquired and liabilities not assumed, to record the identifiable assets acquired and liabilities assumed at their fair values, including identifiable intangible assets comprised of customer lists and technology at an estimated fair value of $2,573,094, and to allocate the remaining excess of the estimated cost of the acquisition over the fair value of the net identifiable assets acquired of $400,000 to goodwill as shown below:

                            Accounts receivable                   $   104,546
                            Computer equipment                        100,000
                            Goodwill                                  400,000
                            Other intangible assets                 2,573,094
                            Accrued expenses                          (10,757)
                            Deferred revenues                         (93,789)
                                                                  -----------

                            Net assets acquired                   $ 3,073,094
                                                                  ===========

            The purchase price allocation was based on preliminary information as to, among other things, the fair value of the preferred stock issued by SSI and the fair value of the computer equipment and the identifiable intangible assets acquired. The final valuations may differ and, accordingly, the amounts actually allocated to the computer equipment, the identifiable intangible assets and goodwill and certain other assets and liabilities may differ from those shown above.

            (b) As explained above, SSI completed the acquisition of Dolfin on or about July 18, 2003 which will be accounted for as a purchase. Accordingly, the accompanying unaudited pro forma condensed combined statements of operations assume that Dolfin had been acquired on January 1, 2002 and the accompanying unaudited pro forma condensed combined balance sheet assumes that Dolfin had been acquired on June 30, 2003. Total consideration for the purchase was comprised of 500,000 shares of common stock with an estimated fair value of $375,000 or $.75 per share. Accordingly, pro forma adjustments have been made to record the identifiable assets acquired and liabilities assumed at their fair values, including identifiable intangible assets comprised primarily of technology at an estimated fair value of $302,872, and to allocate the remaining excess of the estimated cost of the acquisition over the fair value of the net identifiable assets acquired of $219,137 to goodwill as shown below:

                            Accounts receivable                     $  61,521
                            Sundry other assets                         4,500
                            Goodwill                                  219,137
                            Other intangible assets                   302,872
                            Accounts payable                         (203,610)
                            Accrued expenses                           (9,420)
                                                                    ---------

                            Net assets acquired                     $ 375,000
                                                                    =========

            The purchase price allocation was based on preliminary information as to, among other things, the fair value of the common stock issued by SSI and the fair value of the identifiable intangible assets acquired. The final valuations may differ and, accordingly, the amounts actually allocated to the identifiable intangible assets and goodwill and certain other assets and liabilities may differ from those shown above.

            (c) Prior to the completion of the Merger, SSI was required to have completed a private offering of its common stock from which it would have received at least $1,000,000. Pro forma adjustments have been made to record the sale of 1,333,333 shares of SSI's common stock through a private placement completed prior to the Merger from which SSI received gross proceeds of $1,000,000.

            (d) Pro forma adjustments have been made to eliminate the historical additional paid-in capital and the accumulated deficit of SSGI in order to properly reflect the capital structure of the combined companies immediately after the Merger. The combined companies are authorized to issue 40,000,000 shares of common stock with a par value of $.001 per share and 10,000,000 shares of preferred stock with a par value of $1.00 per share. Immediately after the Merger, the combined companies will have 6,996,271 shares of common stock and 2,000,000 shares of Series A Convertible Preferred Stock outstanding.

            (e) Pro forma adjustments have been made to eliminate the historical revenues and expenses of SSGI that arose from operations that will not be conducted by the combined companies.

            (f) Pro forma adjustments have been made to record depreciation and amortization expense for equipment and identifiable intangible assets based on the fair values recorded in connection with SSI's acquisitions of Vacman and Dolfin. Depreciation of equipment will be computed over five years. The customer lists and technology comprising other intangible assets will be amortized over three years and five years, respectively.

            (g) Pro forma adjustments have been made to record interest expense on the 6% note payable which was issued in connection with the acquisition of Vacman.

            (h) Pro forma adjustments have been made to record the estimated tax provision or benefit and the utilization of net loss carryforwards at an effective tax rate of 40%.

            (i) Each of the 2,000,000 shares of Series A Convertible Preferred Stock issued in connection with the acquisition of Vasco will provide the holder with voting rights equivalent to a share of common stock. Therefore, the weighted average number of shares outstanding used in the computation of basic and diluted pro forma income (loss) per share has been adjusted to include the 2,000,000 shares of Series A Convertible Preferred Stock that will be outstanding in accordance with the "two class" method of computing earnings (loss) per share.